Exhibit 10.22
AMENDMENT NO. 1
TO THE
NACCO INDUSTRIES, INC.
SUPPLEMENTAL EXECUTIVE LONG-TERM INCENTIVE BONUS PLAN
(AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2008)
     The Compensation Committee of the Board of Directors of the Company hereby adopts this Amendment No. 1 to the NACCO Industries, Inc. Supplemental Executive Long-Term Incentive Bonus Plan (As Amended and Restated Effective as of January 1, 2008) (the “Plan”) effective November 11, 2008. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
Section 1
     Section 2(g) of the Plan is hereby amended by adding the following new sentence to the end thereof:
     “Notwithstanding the foregoing, the term ‘Participant’ shall also include those employees described in Section 5(a)(ii) hereof.”
Section 2
     The current Section “5(a)” of the Plan is hereby renumbered as Section “5(a)(i)” of the Plan and a new Section 5(a)(ii) is hereby added to the end thereof, to read as follows:
     “(ii) Notwithstanding any provision of the Plan to the contrary, the Compensation Committee shall provide an Award during the month of December, 2008 to any employee who is a participant in one of the annual incentive compensation plans of the Company’s subsidiaries on October 15, 2008 in an amount equal to one Award Share per employee, and a corresponding cash Award in an amount equal to the amount deemed necessary by the Compensation Committee for such employee to pay the taxes associated with the receipt of such Award Share; provided, however, that (A) the maximum number of Award Shares to be issued under this Section 5(a)(ii) shall not exceed 600 Award Shares and (B) any employee who is classified by the Company as a non-resident alien, a named executive officer (as determined in accordance with Item 402(a)(3) of Regulation S-K and shall refer to those executive officers for whom disclosure was required pursuant to Item 402(c) of Regulation S-K in the Company’s most recent proxy statement) or as an officer (as defined in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time) shall not be entitled to receive any Award Shares under this Section 5(a)(ii).”

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